Exhibit 15.1

THIS MASTER PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS.  THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, RESOLD, OFFERED FOR SALE OR RESALE, PLEDGED, OR HYPOTHECATED (COLLECTIVELY, “TRANSFERRED” OR, A “TRANSFER”) IN THE ABSENCE OF A REGISTRATION OR QUALIFICATION WITH RESPECT TO THIS NOTE UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

MASTER PROMISSORY NOTE

Effective Date:

The Borrower:	___________________________________ (the “Borrower”)
The Lender:	CNote Group, Inc., a Delaware corporation (the “Lender”)

1.	Promise of Payment.

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the Lender in U.S. dollars the aggregate principal amount (the “Principal”) of such loans (each, a “Loan”) made to the Borrower from time to time, as reflected in Schedule A hereto, and the Interest (as defined in Section 2) pursuant to the terms and conditions set forth in this Note. By accepting each Loan, the Borrower agrees that agrees that such Loan shall be governed by the terms of this Note.

2.	Interest.

Each Loan shall bear interest according to the terms of this Section 2 (the “Interest” and, together with the Principal, the “Amount Owed”).

(a)  Unless otherwise modified pursuant to Section 2(b), the rate of Interest for each Loan shall be rate set forth on Schedule A hereto (the “Interest Rate”).

(b)  Upon the sooner to occur of (i) the six (6) month anniversary of the Effective Date, or (ii) an increase in the Federal Discount Rate, the parties hereto agree to renegotiate in good faith the Interest Rate to reflect changes in the circumstances of the parties and general macroeconomic conditions.

(c)  The Interest due under this Section 2 shall be compounded annually.

3.	Payment of Principal and Accrued Interest.

Unless prepaid pursuant to Section 4, accelerated pursuant to Section 5, or earlier withdrawn pursuant to Section 6, the Amount Owed for each Loan shall be due and payable to the Lender on the maturity date set forth for such Loan on Schedule A hereto (the “Maturity Date”). There shall be no penalty for payment by the Borrower after the applicable Maturity Date, but Interest shall continue to accrue until payment of the Note is complete.

Promissory Note
CNote Group, Inc.

All U.S. dollar amounts used in or resulting from the calculation of the Amount Owed shall be rounded to the nearest cent (with one-half cent being rounded upward).

The Lender will regularly provide documentation on balances, projected interest and the withdrawal eligibility schedule and other items necessary to calculate and track payments and deposits.

4.	Prepayment.

The Borrower shall have the right, in its sole discretion, at any time and from time to time, to prepay the Amount Owed, in whole or in part, without premium or penalty upon at least ten (10) days’ written notice to the Lender. Notice to The Lender for the purpose of such prepayment shall be deemed to have been given upon the mailing of a copy thereof, postage prepaid, to the address listed on the signature page hereto.

5.	Acceleration of Note.

The Lender shall have the right, at its option, to declare the Amount Owed immediately due and payable upon the occurrence of any of the following events: the insolvency of the Borrower, the commission of any act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, the filing by or against the Borrower of any petition in bankruptcy or any petition for relief under bankruptcy laws for the relief of debtors and the continuation of such petition without dismissal of a period of thirty (30) days or more, or the appointment of a receiver or trustee to take possession of any property or assets of the Borrower.

6.	Withdrawal of Amount Owed By The Lender.

At any time prior to repayment of the Amount Owed, including prior to the Maturity Date of each Loan, the Lender may withdraw up to ten percent (10%) of the Amount Owed in each fiscal quarter according to the terms of this Section 6 (each, a “Withdrawal Request”).

(a)  A Withdrawal Request for any given fiscal quarter must be submitted to the Borrower at least twenty-five (25) calendar days prior to the last day of the fiscal quarter. Any Withdrawal Request submitted less than twenty-five (25) calendar days prior to the last day of the fiscal quarter shall be applied to the following quarter.

(b)  The Borrower shall honor any Withdrawal Request timely submitted pursuant to Section 6(a) by transferring the requested amount to the bank account designated by the Lender no later than the next business day after the end of the fiscal quarter.

(c)  For the avoidance of doubt, it is agreed that fiscal quarters shall end on March 31, June 30, September 30, and December 31 of that respective year.

7.	Full-Recourse Obligation.

This Note, including the Principal and any Interest, is a full-recourse obligation of the Borrower. No recourse shall be had directly or indirectly for payment of the Amount Owed or for any claim based thereon against any past, present, or future director, officer, or stockholder of the Borrower, all such liability being expressly waived and released by the acceptance of delivery hereof.

Promissory Note
CNote Group, Inc.

8.	Dispute Resolution.

The parties hereto agree to resolve any dispute, claim or controversy arising out of or relating to this Agreement according to the terms of this Section 8. First, the parties hereto agree to attempt in good faith to resolve the dispute through informal resolution. Second, if the dispute is not resolved through informal resolution, the parties hereto agree to attempt in good faith to resolve the dispute through mediation administered by the American Arbitration Association under its Commercial Mediation Procedures, the costs of which shall be divided equally between the Parties. Third, if the dispute is not resolved through informal resolution and mediation, the parties hereto agree to participate in binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. In the event of arbitration (or in the event of a lawsuit if this arbitration clause is deemed invalid or does not apply to a given dispute), the prevailing Party shall be entitled to costs and fees (including reasonable attorneys’ fees). In the event that the dispute resolution procedures in this paragraph are found not to apply to a given claim, or in the event of a claim for injunctive relief as specified in the previous sentence, the Parties agree that any judicial proceeding will be brought in the state courts of San Francisco County, California. Both Parties consent to venue and personal jurisdiction there.

9.	Governing Law.

This Note shall be governed by the laws of the State of New York, without regard to conflict of law provisions.

10.	Miscellaneous.

This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither parties hereto may assign its rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party, except that the Lender may assign this Note in its entirety, without consent of the Borrower, to its parent, subsidiary, or affiliate or in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets. This Note sets forth the entire agreement and understanding of the parties hereto relating to the relationship between the Lender and the Borrower and supersedes all prior or contemporaneous discussions, understandings, and agreements, whether oral or written, between the parties hereto relating to the subject matter of this Note. No terms in this Note may be changed except by an amendment or separate agreement executed in writing by an authorized representative of both parties hereto. Failure by either party hereto to enforce its rights under this Note shall not be deemed to constitute a waiver of its rights to enforce the same or any other provision under this Note. No waiver shall be effective unless made in writing and signed by an authorized representative of the waiving parties hereto. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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Promissory Note
CNote Group, Inc.

THE PARTIES HERETO HAVE READ AND UNDERSTOOD THE TERMS OF THIS MASTER PROMISSORY NOTE AND AGREE TO THEM AS OF THE EFFECTIVE DATE.

THE LENDER: CNote Group, Inc. By: _________________________ Name: Yuliya Tarasava Title: Secretary Address: ____________________ ____________________	THE BORROWER: ________________________ By: _________________________ Name: _______________________ Title: __________________ Address: ____________________ ____________________

Promissory Note
CNote Group, Inc.
Signature Page

SCHEDULE A

Table of Loans

As of

Loan Number	Issue Date	Principal Amount	Interest Rate	Maturity Date

Promissory Note
CNote Group, Inc.